SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)    August 9, 2002

Archstone-Smith Operating Trust

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-10272	74-6056896
(Commission File Number)	(I.R.S. Employer Identification No.)

9200 E. Panorama, Suite 400	80112
(Address of Principal Executive Offices)	(Zip Code)

(303) 708-5959

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

Certain preliminary unaudited financial information of the Registrant for the quarter ended June 30, 2002 has been filed as an exhibit to this report and is incorporated herein by reference. On August 9, 2002, the Registrant entered into an underwriting agreement relating to the sale of its senior unsecured indebtedness. The underwriting agreement has been filed as an exhibit to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Document Description

99.1	Archstone-Smith Trust Preliminary Unaudited Financial Information

99.2	Underwriting Agreement dated August 9, 2002

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHSTONE-SMITH OPERATING TRUST

Dated: August 14, 2002	By:	/s/ CAROLINE BROWER

Name: Caroline Brower Title: Senior Vice President

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